UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 02, 2026

Black Hills Corporation

(Exact name of Registrant as Specified in Its Charter)

South Dakota	001-31303	46-0458824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7001 Mount Rushmore Road
Rapid City, South Dakota		57702
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 605 721-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of $1.00 par value	BKH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 2, 2026, Black Hills Corporation (the “Company”) held a special meeting of shareholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (the Merger Agreement”), dated August 18, 2025, by and among the Company, River Merger Sub Inc. (“Merger Sub”), and NorthWestern Energy Group, Inc. (“NorthWestern”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into NorthWestern with NorthWestern continuing as the surviving corporation and a direct subsidiary of the Company (the “Merger”). At the Special Meeting, six proposals were submitted. The proposals are described in detail in the joint proxy statement/prospectus filed with the Securities and Exchange Commission on February 6, 2026. A quorum of shares was present for the Special Meeting, and the final results for the votes regarding the proposals are set forth below.

1.
Shareholders approved the issuance of shares of common stock, par value $1.00 per share, of the Company pursuant to the Merger Agreement. The votes regarding Proposal 1 were as follows:

For	Against	Abstain	Broker Non-Votes
59,799,414	1,463,912	435,332	5,703,165

2.
Shareholders approved to amend the restated articles of incorporation of the Company to increase the authorized shares from 100 million to 300 million. The votes regarding Proposal 2 were as follows:

For	Against	Abstain	Broker Non-Votes
61,251,844	5,712,057	437,922	-

3.
Shareholders approved to amend the restated articles of incorporation of the Company to change the name of the Company. The votes regarding Proposal 3 were as follows:

For	Against	Abstain	Broker Non-Votes
65,098,702	1,844,797	458,324	-

4.
Shareholders authorized an increase in the authorized indebtedness of the Company from $8 billion to $20 billion. The votes regarding Proposal 4 were as follows:

For	Against	Abstain	Broker Non-Votes
60,574,218	674,470	449,970	5,703,165

5.
Shareholders approved, on a non-binding and advisory basis, the merger-related compensation arrangements of the Company’s named executive officers, as disclosed in the joint proxy statement/prospectus. The votes regarding Proposal 5 were as follows:

For	Against	Abstain	Broker Non-Votes
58,080,913	3,114,157	503,588	5,703,165

6.
A proposal to approve any motion to adjourn the Black Hills special meeting, if necessary.

For	Against	Abstain	Broker Non-Votes
61,243,243	5,624,167	534,413	-

This proposal was approved by the requisite vote of the Company’s shareholders, but adjournment of the Special Meeting was unnecessary because there was a quorum present and there were sufficient votes received at the time of the Special Meeting for Proposal Nos. 1-5.

Completion of the Merger and the transactions contemplated thereby remain subject to the satisfaction or waiver of certain conditions, including the receipt of certain regulatory approvals.

Item 7.01 Regulation FD Disclosure.

On April 2, 2026, Black Hills and NorthWestern issued a joint press release announcing the approval of each companies’ shareholders of the proposals related to the Merger Agreement. A copy of the joint press release is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Joint Press Release dated April 2, 2026 (furnished herewith)
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

Date:	April 2, 2026	By:	/s/ Kimberly F. Nooney
Kimberly F. Nooney Senior Vice President and Chief Financial Officer